Exhibit 99.1



W. P. CAREY

Additional Tenant Disclosure

February 2024

50+ Years of Investing for the Long Run®

Top 25 Tenants: #1 – 5 (1)(2)

Rank	Tenant / Guarantor	Ownership / IG	Industry / Property Type	Property Count	Location(s)	WALT (years)	ABR ($MM)	ABR (% of Total)	Tenant Size (Revenue) (3)	Tenant / Investment Description
1	U-HAUL	Public	Self-Storage	78	24 states across the U.S.	0.2	$38.8	2.9%	$1.0 Bn – $10.0 Bn	U-Haul is the preeminent provider for do-it-yourself moving trucks, vans and supplies with more than 23,000 rental locations across all 50 states and 10 Canadian provinces and is the third largest self-storage operator in North America. The 78-property U-Haul portfolio was sold via a tenant purchase option in Q1 2024.
2	State of Andalusia	Government / IG	Government / Office	70	Spain	11.0	$32.5	2.4%	Government	The State of Andalusia is the most populous region in Spain, with an approved budget of nearly €50 Bn for 2024. The 70-property State of Andalusia portfolio was sold as part of WPC's Office Sale Program in Q1 2024.
3	APOTEX	PE	Pharmaceuticals / Industrial & Warehouse	11	Greater Toronto Area (Canada)	19.2	$31.5	2.3%	$1.0 Bn – $10.0 Bn	Apotex is a global pharmaceutical company that primarily develops, produces, and distributes generic pharmaceutical products. The company is the largest generic drug manufacturer in Canada, a top 10 supplier to the U.S. market, and exports to more than 100 countries worldwide. The 11-property portfolio consists of pharmaceutical R&D and manufacturing facilities with one laboratory in attractive infill locations around the Greater Toronto Area on a long-term triple-net master lease. The portfolio represents the majority of Apotex's global operations, producing ~90% of the company's manufactured products and ~70% of its revenue.
4	METRO	Public / IG	Food Retailing / Retail	20	Germany, Italy	4.5	$30.4	2.3%	> $10.0 Bn	Founded in 1964, Metro is a publicly traded German cash & carry food wholesaler operating in more than 30 countries worldwide. With over 90,000 employees, the company operates 626 stores and 80 dedicated warehouses. The portfolio consists of one location in Germany, Metro's home market, and 19 locations surrounding the most populated cities, including a dominant presence in the northern region, in Italy, where it represents approximately 40% of Metro's stores in its 3rd largest European market.
5	HELLWEG	Private	DIY / Retail	35	Germany	13.2	$30.2	2.2%	$500 MM – $1.0 Bn	Founded in 1971, Hellweg is a family-owned, mid-sized German DIY retailer with approximately 95 stores across Germany and Austria, employing approximately 4,000 people. Selling a broad array of over 60,000 items, Hellweg also operates garden centers. The portfolio consists of 35 DIY stores across two master leases, representing roughly a third of Hellweg's retail footprint. In February 2024, WPC restructured Hellweg's lease to include a Q1 2024 rent abatement, €4 MM reduction in go forward ABR and a new 20-year lease term expiring February 2044. (4)

1. Portfolio information reflects pro rata ownership of real estate assets (excluding operating properties) as of December 31, 2023.
2. Portfolio metrics do not reflect the sale of the State of Andalusia portfolio of 70 office properties that was sold in January 2024, representing 2.4% of ABR, or the February 2024 purchase option exercise related to the U-Haul portfolio, representing 2.9% of ABR.
3. Represents tenant size for tenants or guarantors or parent companies for which a tenant is a subsidiary based on most recently available data.
4. Portfolio metrics do not reflect the February 2024 restructuring.

Top 25 Tenants: #6 – 10 (1)(2)

Rank	Tenant / Guarantor	Ownership / IG	Industry / Property Type	Property Count	Location(s)	WALT (years)	ABR ($MM)	ABR (% of Total)	Tenant Size (Revenue) (3)	Tenant / Investment Description
6	Extra Space Storage	Public / IG	Self-Storage	27	NY, HI, CA, IL, FL, NC, TX (U.S.)	20.3	$25.0	1.9%	$1.0 Bn – $10.0 Bn	Extra Space Storage is a publicly traded self-storage REIT, member of the S&P 500 and the largest operator of self-storage properties in the U.S. The company owned and/or operated over 3,600 self-storage properties comprising approximately 2.5 MM units and approximately 279 MM square feet under the Extra Space, Life Storage and Storage Express brands. The Company offers units across the country, including boat storage, RV storage and business storage. The 27-property portfolio is geographically diverse and is subject to a long-term, triple-net master lease with attractive rent escalations.
7	OBI	Private	DIY / Retail	26	Poland	7.4	$24.9	1.9%	$1.0 Bn – $10.0 Bn	OBI is the leading German DIY retailer operating over 600 stores across central and eastern Europe. Founded in 1970, the company has approximately 40,000 employees. Since 1985, OBI has been majority owned by the Tengelmann Group (founded 1867) that also owns KiK (largest clothing discounter chain in Germany with 3,500 shops). The retail portfolio represents approximately 40% of OBI's 61 stores in Poland. OBI recently renewed all 15 locations up for renewal within the portfolio.
8	ABC TECHNOLOGIES	PE	Automotive / Industrial & Warehouse	23	TN, OH, KY, MI (U.S.), Canada, Mexico	19.3	$24.3	1.8%	$1.0 Bn – $10.0 Bn	Founded in 1974 and headquartered in Toronto, ABC is a Tier 1 supplier of highly engineered, technical plastics and lightweighting innovations to the North American automotive industry, serving more than 25 OEM customers. ABC's products are found in over 75% of all light vehicles manufactured in North America, as well as in 90% of all OEM production facilities in North America. The portfolio consists of 23 manufacturing and warehouse facilities across Canada, the U.S. and Mexico, on long-term master leases in each country, and represents over 70% of ABC's revenue and approximately 50% of its manufacturing footprint.
9	FORTENOVA GROUP	Private	Food Retailing / Retail & Warehouse	19	Croatia	10.3	$22.4	1.7%	$1.0 Bn – $10.0 Bn	Fortenova is a leading food retailer operating throughout southeast Europe. Fortenova has more than 100 brands in its portfolio, many of which are regional market leaders. The company operates in three key areas: retail, food production and agriculture. With more than 50,000 employees, 29 production plants, and more than 2,500 sales locations and distribution centers, Fortenova is the largest private employer in southeast Europe. The portfolio consists of 18 grocery stores operating under the Konzum brand, and one highly critical distribution facility in Croatia, Fortenova's home market.
10	NORD ANGLIA EDUCATION	PE	Education	3	Orlando, Miami, Houston Areas (U.S.)	19.7	$22.2	1.7%	$1.0 Bn – $10.0 Bn	Founded in 1972, Nord Anglia operates over 80 international day and boarding schools across dozens of countries. With 10,000 teachers and over 80,000 students, the company is the world's largest International Baccalaureate Diploma Programme ("IBDP") provider, leveraging its size with innovative learning tools to create a highly sought after educational experience. Its students frequently receive the top 10% of grades awarded in the IBDP. The portfolio consists of three high-quality, private preparatory school campuses located in Florida (two) and Texas (one), all of which are well-respected in their markets with strong enrollment and profitability.
Top 10				**312**		**11.8**	**$282.1**	**21.1%**		

1. Portfolio information reflects pro rata ownership of real estate assets (excluding operating properties) as of December 31, 2023.
2. Portfolio metrics do not reflect the sale of the State of Andalusia portfolio of 70 office properties that was sold in January 2024, representing 2.4% of ABR, or the February 2024 purchase option exercise related to the U-Haul portfolio, representing 2.9% of ABR.
3. Represents tenant size for tenants or guarantors or parent companies for which a tenant is a subsidiary based on most recently available data.

Top 25 Tenants: #11 – 15 (1)(2)

Rank	Tenant / Guarantor	Ownership / IG	Industry / Property Type	Property Count	Location(s)	WALT (years)	ABR ($MM)	ABR (% of Total)	Tenant Size (Revenue) (3)	Tenant / Investment Description
11	EROSKI	Private	Food Retailing / Warehouse & Retail	63	Spain	12.2	$21.4	1.6%	$1.0 Bn – $10.0 Bn	Eroski is Spain's fourth largest food retailer. Established in 1969, the company operates over 1,500 supermarkets and hypermarkets across the country. Eroski is the #1 food retailer in terms of market share in the Basque Country, Balearic Islands and Navarra regions. The company benefits from increased buying power via its membership in AgeCore, Europe's largest purchasing alliance consisting of Eroski, Colruyt in Belgium, Conad in Italy and Coop in Switzerland. The portfolio consists of two warehouses and 61 grocery stores located in densely populated regions throughout Spain on master leases.
12	THE QUIKRETE COMPANIES	Private	Construction & Building Materials / Industrial	27	16 states across the U.S., Canada	19.5	$19.9	1.5%	$1.0 Bn – $10.0 Bn	Quikrete Holdings is the largest manufacturer of pre-blended, packaged concrete and cement-based products in North America. Founded in 1940, the company is a comprehensive building solutions provider with ~280 facilities serving the residential, commercial, industrial and infrastructure industries. The portfolio consists of 27 industrial locations in the U.S. and Canada primarily serving the infrastructure segment. The master leased portfolio was originally acquired in a sale-leaseback transaction with Forterra. Quikrete acquired Forterra in 2022, improving WPC's credit with a parent guaranty.
13	Advance Auto Parts	Public / IG	Auto Parts Retail / Warehouse	29	24 states across the U.S.	9.1	$19.9	1.5%	> $10.0 Bn	Advance Auto Parts is a leading automotive aftermarket parts provider serving both individual customers and professional installers. Advance Auto Parts was founded in 1929 and its stores offer a broad selection of brand names, replacement parts, accessories, batteries and maintenance items for cars and trucks. The company operates over 5,000 locations, primarily within the U.S., and serves its customers not only through brick-and-mortar locations but also via self-service e-commerce sites. The portfolio consists of 25 warehouses across the U.S. and a small four-building office campus in Raleigh, all on a long-term triple-net master lease.
14	PENDRAGON	Public	Car Dealerships / Retail	56	United Kingdom	13.2	$19.4	1.4%	> $10.0 Bn	Pendragon is the second-largest automotive retailer in the UK, operating under the Stratstone and Evans Halshaw brands and serving 21 OEM partners through its network. In February 2024, Pendragon was acquired by Lithia Motors, the 3rd largest dealership operator in the U.S. with an enterprise value in excess of $17 Bn. The portfolio consists of 56 dealership locations across the U.K., representing approximately 30% of Lithia's UK dealership footprint.
15	Berry	Public	Plastic Products, Containers & Packaging / Industrial	8	IN, KS, MD, AZ, TN, KY, NY (U.S.)	14.7	$19.0	1.4%	> $10.0 Bn	Berry Global is a Fortune 500 producer and supplier of packaging solutions including open top containers, aerosol overcaps, drink cups, prescription vials and housewares. The company has more than 40,000 employees across ~250 locations globally serving its 2,500+ clients including leading names such as McDonald's, Gillette, Procter & Gamble, Pepsi and Nestle. The portfolio consists of eight highly critical manufacturing facilities on long-term triple-net leases.

1. Portfolio information reflects pro rata ownership of real estate assets (excluding operating properties) as of December 31, 2023.
2. Portfolio metrics do not reflect the sale of the State of Andalusia portfolio of 70 office properties that was sold in January 2024, representing 2.4% of ABR, or the February 2024 purchase option exercise related to the U-Haul portfolio, representing 2.9% of ABR.
3. Represents tenant size for tenants or guarantors or parent companies for which a tenant is a subsidiary based on most recently available data.

Top 25 Tenants: #16 – 20 (1)(2)

Rank	Tenant / Guarantor	Ownership / IG	Industry / Property Type	Property Count	Location(s)	WALT (years)	ABR ($MM)	ABR (% of Total)	Tenant Size (Revenue) (3)	Tenant / Investment Description
16	True Value	PE	Hardware Retail & Wholesale / Warehouse & Industrial	9	TX, OR, IL, GA, OH, CA, MO, AZ, MN (U.S.)	14.6	$18.3	1.4%	$1.0 Bn – $10.0 Bn	True Value is a hardware wholesaler serving approximately 4,500 independent retail stores, with customers in 60 countries. The company also provides value-added services such as marketing, advertising, and merchandising to its customers. The critical portfolio consists of eight of the company's 13 distribution centers, as well as the sole manufacturing facility for True Value's paint division, which is the company's most profitable.
17	Senukai	Private	DIY / Retail & Warehouse	20	Lithuania, Estonia, Latvia	8.1	$18.0	1.3%	$500 MM – $1.0 Bn	Kesko Senukai is the leading DIY retailer in the Baltic region and market leader in Lithuania with ~40% market share. Since 2003, the company has been partially owned by Kesko, a leading Finnish retail conglomerate with operations across Europe in grocery, DIY, and car dealerships. Kesko has ~1,800 stores in Finland, Sweden, Norway, Estonia, Latvia, Lithuania, Poland and Denmark. Together with Senukai, Kesko has ~45,000 employees and generated ~€16 Bn in retail sales in 2023. The portfolio consists of two distribution centers in Lithuania and 18 DIY stores in Estonia (three), Latvia (four) and Lithuania (11).
18	Hearthside Food Solutions	PE	Food Production & Packaging / Warehouse & Industrial	18	MI, OH, IN, VA, SD, ID, IL, UT (U.S.)	18.6	$16.8	1.3%	$1.0 Bn – $10.0 Bn	Hearthside is the largest contract food manufacturer in North America, serving long-tenured blue-chip customers such as Kraft Heinz, General Mills, Tyson, Dole, Mondelez and Pepsi from its ~40 manufacturing facilities across North America and Europe. The company manufactures snack bars, cookies, crackers, frozen packaged products, meal kits and customized packaging solutions for consumer-packaged goods brands and emerging food companies, producing over 5,400 SKUs for more than 200 customers. The portfolio consists of 18 production, packaging and distribution facilities across the U.S. on a long-term master lease.
19	Jumbo	Private	Food Retailing / Warehouse	5	Netherlands	5.2	$15.3	1.1%	$1.0 Bn – $10.0 Bn	Jumbo is the 2nd largest supermarket chain in the Netherlands and Belgium, with approximately 22% market share and 725 stores at the end of 2023. Jumbo has a history spanning back over 100 years, and employs approximately 100,000 people in retail, distribution and corporate functions. The portfolio consists of five logistics and cold storage warehouse facilities on triple-net leases.
20	Danske Fragtmænd	Private	Freight & Logistics / Warehouse	15	Denmark	13.1	$13.5	1.0%	$100 MM – $500 MM	Danske Fragtmaend is the market leading Danish freight company. Danske holds a dominant 50% - 60% market share for B2B freight solutions, twice the size of its nearest competitor. It has over 40,000 regular customers, 3,500 employees and handles 9.5 MM consignments per year via its 27 freight terminals, with the largest distribution network of its kind in Denmark. While the company in its current form has been in operation since 1990, its overall history traces back more than 100 years. The portfolio consists of 15 last-mile distribution facilities across Denmark on long-term triple-net leases.
Top 20				562		12.3	$463.7	34.6%		

1. Portfolio information reflects pro rata ownership of real estate assets (excluding operating properties) as of December 31, 2023.
2. Portfolio metrics do not reflect the sale of the State of Andalusia portfolio of 70 office properties that was sold in January 2024, representing 2.4% of ABR, or the February 2024 purchase option exercise related to the U-Haul portfolio, representing 2.9% of ABR.
3. Represents tenant size for tenants or guarantors or parent companies for which a tenant is a subsidiary based on most recently available data.

Top 25 Tenants: #21 – 25 (1)(2)

Rank	Tenant / Guarantor	Ownership / IG	Industry / Property Type	Property Count	Location(s)	WALT (years)	ABR ($MM)	ABR (% of Total)	Tenant Size (Revenue) (3)	Tenant / Investment Description
21	Intergamma	Private	DIY / Retail	36	Netherlands	9.6	$13.2	1.0%	$1.0 Bn – $10.0 Bn	Founded in 1978, Intergamma is a leading DIY retailer with approximately 400 stores in the Netherlands and Belgium. The undisputed number one in its DIY markets, it is also one of the largest in Europe. In addition to its leading brick and mortar business, Intergamma has a significant share in the online DIY sector of the Benelux region. A total of ~10,000 employees work in its DIY stores, in addition to over 400 corporate employees. Market share of Intergamma is ~40% in the Netherlands, runner-up Hornbach has 25%. The portfolio consists of 36 DIY stores for its Gamma and Karwei brands across the Netherlands.
22	FEDRIGONI	PE	Packaging & Labeling Production / Warehouse & Industrial	11	Germany, Italy, Spain	19.9	$12.9	1.0%	$1.0 Bn – $10.0 Bn	Fedrigoni is a global manufacturer of premium packaging and self-adhesive labels, primarily serving F&B, pharmaceutical, fashion, and beauty end-markets. Founded in 1888, the company operates 52 facilities in 132 countries. Fedrigoni's ~25,000 products serve more than 30,000 companies, including brands like Chanel, Dior, Hermes and Porsche. The portfolio consists of 11 mission-critical industrial and warehouse facilities in Germany, Italy, and Spain, subject to long-term master leases by country. In January 2024, WPC completed the 2nd tranche of the Fedrigoni transaction, acquiring 5 properties in Italy that generate ~$10.5 MM of ABR. (4)
23	DICK'S SPORTING GOODS	Public / IG	Sporting Goods Retail / Warehouse & Retail	9	IN, KS, GA, IL, NJ, NY, PA (U.S.)	4.7	$12.6	0.9%	> $10.0 Bn	Dick's Sporting Goods is a leading omni-channel retailer offering a broad selection of authentic, high-quality sports equipment, apparel, footwear and accessories. Founded over 75 years ago, Dick's has a national footprint of 850+ stores consisting of Dick's-branded locations as well as Golf Galaxy, Public Lands and Going Going Gone! specialty concept stores. The company reports 8% share in its ~$140 Bn total addressable market - the largest among sporting goods retailers - and has over 25 MM loyalty program members. The portfolio consists of eight retail locations in strong markets in the Eastern U.S. and one distribution warehouse.
24	Henkel	Public / IG	Industrial & Consumer Goods / Warehouse	1	Bowling Green, KY (U.S.)	18.3	$11.4	0.9%	> $10.0 Bn	Henkel is a global diversified consumer products and adhesives company that was founded in 1876 and is headquartered in Düsseldorf, Germany. In operation for more than 145 years, Henkel has ~52,000 employees worldwide serving more than 100,000 industrial customers. The property is a state-of-the-art, fully-automated distribution facility leased to Henkel on a long-term triple-net lease. The property is mission-critical and is co-located directly adjacent to a Henkel-owned manufacturing facility for its beauty & laundry business segments.
25	Lineage	PE	Temperature-Controlled Storage	4	Los Angeles, San Francisco Areas (U.S.)	6.9	$11.3	0.8%	$1.0 Bn – $10.0 Bn	Lineage Logistics is the world's leading industrial cold storage REIT and integrated solutions provider with a global network of over 450 facilities, totaling nearly 2.5 Bn cubic feet of capacity across North America, Europe, and Asia-Pacific. Lineage provides temperature-controlled storage and integrated logistical solutions leveraging technology to partner with the world's largest food and beverage companies to increase distribution efficiency and sustainability for their global supply chains. The portfolio consists of four strategically located cold storage facilities in California.
Top 25				**623**		**12.2**	**$525.0**	**39.2%**		

1. Portfolio information reflects pro rata ownership of real estate assets (excluding operating properties) as of December 31, 2023.
2. Portfolio metrics do not reflect the sale of the State of Andalusia portfolio of 70 office properties that was sold in January 2024, representing 2.4% of ABR, or the February 2024 purchase option exercise related to the U-Haul portfolio, representing 2.9% of ABR.
3. Represents tenant size for tenants or guarantors or parent companies for which a tenant is a subsidiary based on most recently available data.
4. Portfolio metrics do not reflect the 2nd tranche of the Fedrigoni transaction.

Tenant Ownership & Size (1)(2)

Tenant Ownership Profile (% of ABR)


3%
27%
41%
29%

Public	41%
Private Non-PE (3)	29%
Private Equity (PE)	27%
Government	3%

Tenant Size by Revenue (% of ABR) (4)


1%
1%
2%
3%
11%
24%
9%
49%
96%
Tenants with > $100MM
Revenue & Government

≤ $50 MM	1%
> $50 MM ≤ $100 MM	2%
> $100 MM ≤ $500 MM	11%
> $500 MM ≤ $1.0 Bn	9%
> $1.0 Bn ≤ $10.0 Bn	49%
> $10.0 Bn	24%
Government	3%
Other (5)	1%

1. Portfolio information reflects pro rata ownership of real estate assets (excluding operating properties) as of December 31, 2023.
2. Portfolio metrics do not reflect the sale of the State of Andalusia portfolio of 70 office properties that was sold in January 2024, representing 2.4% of ABR, or the February 2024 purchase option exercise related to the U-Haul portfolio, representing 2.9% of ABR.
3. Primarily includes family-owned businesses and independent companies.
4. Represents tenant size for tenants or guarantors or parent companies for which a tenant is a subsidiary based on most recently available data.
5. Includes tenants without reporting.

European DIY Portfolio [1][2]

Retail Diversification (% of ABR)


$1.34 Bn
Total ABR
Retail
21%
Pharmacy
2%
Auto Retail
1%
Other [3]
12%
Fitness
4%
Sporting
Goods
5%
Cash &
Carry
11%
$279 MM
Retail ABR
DIY
30%
Grocery
18%
Car
Dealer
17%

Retail DIY portfolio 100% located in Europe

European DIY Tenants

Rank	Tenant / Guarantor	Ownership / IG	Industry / Property Type	Property Count	Location(s)	WALT (years)	ABR ($MM)	ABR (% of Total)	Tenant Size (Revenue) [4]	Tenant Description
1	HELLWEG	Private	DIY / Retail	35	Germany	13.2	$30.2	2.2%	$500 MM – $1.0 Bn	Family-owned, mid-sized German DIY retailer in operation for 50+ years with approximately 95 stores across Germany and Austria. Entered into lease restructure in February 2024. [5]
2	OBI	Private	DIY / Retail	26	Poland	7.4	$24.9	1.9%	$1.0 Bn – $10.0 Bn	Large European DIY provider with 640 stores in Germany, Bosnia and Herzegovina, Italy, Austria, Poland, Switzerland, Slovenia, Slovakia, the Czech Republic and Hungary.
3	SENUKAI	Private	DIY / Retail & Warehouse	20	Lithuania, Estonia, Latvia	8.1	$18.0	1.3%	$500 MM – $1.0 Bn	Leading Baltics home improvement & homebuilding retailer 50% owned by Kesko, which together with subsidiaries and affiliates generated ~€16 Bn in sales in 2023.
4	Intergamma	Private	DIY / Retail	36	Netherlands	9.6	$13.2	1.0%	$1.0 Bn – $10.0 Bn	One of the largest European DIY providers with ~400 stores in the Netherlands and Belgium, and a significant share in the only DIY sector of the Benelux region.
5	PLANTASJEN	PE	DIY / Retail	2	Finland, Sweden	2.0	$2.3	0.2%	$100 MM – $500 MM	The leading plants and plant accessory retailer in the Nordics with almost 2,000 employees.
6	HORNBACH	Public	DIY / Retail	1	Austria	6.0	$2.0	0.2%	$1.0 Bn – $10.0 Bn	Fifth largest DIY and hypermarket retailer in Europe (and first in terms of sales per square meter) with ~170 DIY megastores in nine countries.
European DIY				**120**		**9.6**	**$90.5**	**6.8%**		

1. Portfolio information reflects pro rata ownership of real estate assets (excluding operating properties) as of December 31, 2023.
2. Portfolio metrics do not reflect the sale of the State of Andalusia portfolio of 70 office properties that was sold in January 2024, representing 2.4% of ABR, or the February 2024 purchase option exercise related to the U-Haul portfolio, representing 2.9% of ABR.
3. Includes multi-tenant retail, furniture store, car wash, movie theater, restaurant, convenience store, apparel store and bowling alley.
4. Represents tenant size for tenants or guarantors or parent companies for which a tenant is a subsidiary based on most recently available data.
5. In February 2024, WPC restructured Hellweg's lease to include a Q1 2024 rent abatement, €4 million reduction in go forward ABR and a new 20-year lease term expiring February 2044. Portfolio metrics do not reflect this restructuring.

Historical Same Store Rent Growth (1)

- Comprehensive same store growth includes the impact of vacancies, leasing, restructurings and tenant credit events such as bankruptcies
- Over an extended period, there is approximately 100 bps of leakage between contractual and comprehensive, reflecting both credit events and end-of-lease outcomes

Same Store Growth (2016 – 2023)


5.0%
3.0%
1.0%
(1.0%)
(3.0%)
1Q 2Q 3Q 4Q
2016
2017
2018
2019
2020
2021
2022
2023

Trailing 8 Quarter Average (2018 – 2023)


4.0%
3.0%
2.0%
1.0%
–
(1.0%)
1Q 2Q 3Q 4Q
2018
2019
2020
2021
2022
2023
Contractual Same Store (2)
Comprehesive Same Store (3)

1. Portfolio metrics do not reflect the sale of the State of Andalusia portfolio of 70 office properties that was sold in January 2024, representing 2.4% of ABR, or the February 2024 purchase option exercise related to the U-Haul portfolio, representing 2.9% of ABR.
2. Contractual same store portfolio includes leases that were continuously in place during the respective year-over-year periods. Excludes leases for properties that were acquired, sold or vacated, or were subject to lease renewals, extensions or modifications at any time that affected ABR during that period. For purposes of comparability, ABR is presented on a constant currency basis using exchange rates as of the end of each period.
3. Comprehensive same store portfolio includes leases that were continuously in place during the respective year-over-year periods, including properties that were subject to lease renewals, extensions or modifications at any time during that period. Excludes properties that were acquired, sold or listed as capital investments and commitments during that period. For purposes of comparability, same store pro rata rental income is presented on a constant currency basis using average exchange rates for the last three months of each period.

Cautionary Statement Concerning Forward-Looking Statements

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 (as amended, the "Securities Act") and the Securities Exchange Act of 1934 (as amended, the "Exchange Act"), both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of the Company and can be identified by the use of words such as "may," "will," "should," "would," "will be," "will continue," "will likely result," "believe," "project," "expect," "anticipate," "intend," "estimate" "opportunities," "possibility," "strategy," "maintain" or the negative version of these words and other comparable terms. These forward-looking statements include, but are not limited to, statements that are not historical facts.

These statements are based on the current expectations of our management, and it is important to note that our actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable risks or uncertainties, like the risks related to fluctuating interest rates, the impact of inflation on our tenants and us, the effects of pandemics and global outbreaks of contagious diseases and domestic or geopolitical crises, such as terrorism, military conflict, war or the perception that hostilities may be imminent, political instability or civil unrest, or other conflict, and those additional risk factors discussed in reports that we have filed with the SEC, could also have material adverse effects on our future results, performance or achievements. Discussions of some of these other important factors and assumptions are contained in W. P. Carey's filings with the SEC and are available at the SEC's website at http://www.sec.gov, including Part I, Item 1A. Risk Factors in W. P. Carey's Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

All data presented herein is as of December 31, 2023 unless otherwise noted.

Amounts may not sum to totals due to rounding.

Past performance does not guarantee future results.

Disclosures

The following non-GAAP financial measures are used in this presentation

Pro Rata Metrics

This presentation contains certain metrics prepared on a pro rata basis. We refer to these metrics as pro rata metrics. We have certain investments in which our economic ownership is less than 100%. On a full consolidation basis, we report 100% of the assets, liabilities, revenues and expenses of those investments that are deemed to be under our control or for which we are deemed to be the primary beneficiary, even if our ownership is less than 100%. Also, for all other jointly owned investments, which we do not control, we report our net investment and our net income or loss from that investment. On a pro rata basis, we generally present our proportionate share, based on our economic ownership of these jointly owned investments, of the assets, liabilities, revenues and expenses of those investments. Multiplying each of our jointly owned investments' financial statement line items by our percentage ownership and adding or subtracting those amounts from our totals, as applicable, may not accurately depict the legal and economic implications of holding an ownership interest of less than 100% in our jointly owned investments.

ABR

ABR represents contractual minimum annualized base rent for our net-leased properties and reflects exchange rates as of December 31, 2023. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period. ABR is not applicable to operating properties and is presented on a pro rata basis.

Same-Store Pro Rata Rental Income

Same-store pro rata rental income is a non-GAAP financial measure that is intended to reflect the performance of our net leased properties. We define this as contractual rents from our leased properties. Same-store rental income excludes reimbursable tenant costs, amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present same-store rental income on a pro rata basis to account for our share of income related to unconsolidated joint ventures and noncontrolling interests. We believe that same-store pro rata rental income is a helpful measure that both investors and management can use to evaluate the financial performance of our leased properties. Same-store pro rata rental income should not be considered as an alternative to lease revenues as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present same-store rental income and/or same-store pro rata rental income may not be directly comparable to the way other REITs present such metrics.